UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2018

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted. The Tax Act is one of the most comprehensive changes in the U.S. corporate income tax since 1986 and certain provisions are highly complex in their application. The Tax Act revises the U.S. Corporate income tax by, among other things, lowering the corporate income tax rate from 35% to 21%, adopting a territorial income tax system, and imposing a toll charge on the unremitted earnings of foreign subsidiaries. We are currently evaluating the impact that the Tax Act will have on both our Consolidated Statements of Financial Condition and Consolidated Statements of Operations. At this time, based on information currently available, we anticipate that our results for the fourth quarter of 2017 will reflect a charge in the approximate range of $450-$500 million. This charge represents the impact of the Tax Act on the consolidated results of Leucadia, including the portion related to Jefferies. Because Jefferies fiscal year ends on November 30th, the impact of the Tax Act on their separately filed financial statements will be reflected in their first quarter results ending February 28, 2018. The charge consists of both the revaluation of our deferred tax assets and a toll charge of about $30 million on the deemed repatriation of net unremitted foreign earnings relating to Jefferies and Linkem. As previously stated, the decrease in the carrying value of Leucadia’s deferred tax asset, in addition to being non-cash, has no meaningful economic significance because it does not alter the amount of future taxable income that will be sheltered.

The ultimate impact of the Tax Act may differ from this estimate, possibly materially, due to changes in interpretations and assumptions, and guidance that may be issued and actions we may take in response to the Tax Act. We note that the Tax Act is highly complex and we continue to assess the impact that various provisions will have on our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: January 16, 2018	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel